                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (the "AGREEMENT"), dated as of June 1, 1996, is entered into by and among Software.com, Inc., a California corporation (the "COMPANY"), and the shareholders of the Company listed on Exhibit A attached hereto (hereinafter the "HOLDERS").

                                   RECITALS
                                   --------

     A. The Company has entered into an Agreement and Plan of Merger dated May 17, 1996 (the "MERGER AGREEMENT"), by and between the Company, Accordance Corporation, a Massachusetts corporation ("ACCORDANCE"), and Software.com Acquisition, Inc., a Massachusetts corporation and wholly owned subsidiary of the Company ("MERGER SUB"), pursuant to which, among other things, Merger Sub will merge with and into Accordance (the "MERGER") and Accordance shall continue as a wholly owned subsidiary of the Company.

     B. In connection with the transactions contemplated by the Merger Agreement, the former shareholders of Accordance common and preferred stock will receive a total of approximately 12,374,390 shares of common stock of the Company, no par value ("COMPANY COMMON STOCK").

     C. The Company has agreed, in connection with the transactions contemplated by the Merger Agreement, to enter into this Agreement with all of the shareholders of Company Common Stock, including the former holders of Accordance common and preferred stock.

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

I.   Certain Definitions.
     -------------------

     As used in this Agreement, the following terms shall have the following respective meanings:

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "COMPANY COMMON STOCK" shall mean the common stock, no par value, of the Company.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRABLE SECURITIES" shall mean (i) shares of Company Common Stock currently held by a Holder and (ii) any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the securities referred to in subsection (i).

     "REGISTRATION EXPENSES" shall mean all expenses (except for "Selling Expenses" as defined below) incurred by the Company in complying with Section 2 or 3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, reasonable fees, and disbursements of counsel for the Company and, subject to Section 6, the reasonable fees and disbursements of one counsel for the selling shareholders.

     "REGISTRATION STATEMENT" shall mean a registration statement on Form S-1 or Form S-3 filed by the Company with the Commission for a public offering and sale of securities of the Company.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares, except as provided in Section 6, and all fees and disbursements of counsel for the selling shareholders not included in the Registration Expenses.

II.  Required Registrations.
     ----------------------

     At such time as the Company shall have qualified for the use of Form S-3 (or any similar form or forms promulgated by the Commission), the Holders of in the aggregate at least 51% of the Registrable Securities shall have the right to request one registration on Form S-3 or such similar form, as the case may be (collectively, "FORM S-3"). The Company shall give prompt written notice of such proposed registration to all other record Holders of Registrable Securities. Such Holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration, on Form S-3, of all shares of Registrable Securities which the Company has been requested to register; provided, however, that the Company shall not be obligated to file and cause to become effective (i) more than one registration under this Section 2(a) or (ii) any Registration Statement on Form S-3 where the proposed aggregate offering price of the Registrable Securities to be sold thereunder is less than $500,000.

     A. If at the time of any request to register Registrable Shares pursuant to Section 2(a), the Company is engaged or has fixed plans to engage within thirty (30) days of the time of the request in a registered public offering as to which the Holders may include Registrable Shares pursuant to Section 3 or is engaged in any other activity that, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, the Company may at its option direct that such request be delayed for a period not in excess of six (6) months from the effective date of such offering or the date of commencement of such other material activity, as the case may be.

III. Incidental Registrations.
     ------------------------

     A. Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 2) at any time and from time to time, it will, prior to such filing, give written notice to all Holders of its intention to do so, and, upon written request of a Holder or Holders given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Holder or Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders.

     B. In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such offering unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If, in the opinion of the managing underwriter, the registration of all, or part of, the Registrable Shares that the Holders have requested to be included would materially and adversely affect such public offering, the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the Holders of Registrable Shares have requested to be included, then the Holders of Registrable Shares who have requested registration and other holders of shares of Company Common Stock entitled to include shares of Company Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Company Common Stock (giving effect to the conversion into Company Common Stock of all securities convertible thereinto). If any Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata based upon their total ownership of Registrable Shares.

IV.  Granting of Additional Registration Rights.
     ------------------------------------------

     If at any time the Company grants registration rights to any shareholders of the Company, the Holders shall become entitled to registration rights in addition to those provided in this Agreement on the same terms granted to the other shareholders.

V.   Registration Procedures.
     -----------------------

     If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

     file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

     B. as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or one hundred twenty (120) days after the effective date thereof;

     C. as expeditiously as possible furnish to each selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder; and

     D. as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Holder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Shares.

VI.  Allocation of Expenses.
     ----------------------

     The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under Section 2 is withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known to the Holders after the date on which such registration was requested) and if the requesting Holders elect not to have such registration counted as a registration requested under Section 2, the requesting Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

VII.  Transfer of Shares.
      ------------------

      In the event of an initial public offering or any subsequent public offering of Company Common Stock (hereinafter referred to as an "OFFERING"), the transfer of any shares of Company Common Stock held by a Holder that are not included in such Offering will be restricted pursuant to a customary "lock-up" arrangement for a period of time not to exceed six (6) months in the event of an initial public offering or three (3) months in the event of a subsequent public offering, unless the underwriters in any such Offering agree to a shorter lock-up period.

VIII. Information by Holder.
      ---------------------

      Each Holder holding securities included in any registration shall furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

IX.   Governing Law.
      -------------

      This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

X.    Entire Agreement.
      ----------------

      This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

XI.   Notices, Etc.
      -------------

      All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at the address set forth on Exhibit A attached hereto, or at such other address as
                         ---------
the Holder shall have furnished to the other parties hereto in writing, or (b) if to the

Company, at the address of its principal offices set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the other parties hereto in writing.

XII.  Counterparts.
      ------------

      This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

XIII. Amendments.
      ----------

      Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities, and such amendments shall affect all Holders of the Registrable Securities in substantially the same manner. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company.

XIV.  Indemnification.
      ---------------

      The Company agrees to indemnify and hold harmless the Holder against any and all liability or expense arising out of or based upon any misrepresentation made by the Company in the Registration Rights Agreement. The Holder agrees to indemnify and hold harmless the Company against any and all liability or expense arising out of or based upon any misrepresentation made by the Holder.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                    SOFTWARE.COM, INC.

                                    By:  /s/ Valdur Koha
                                         -----------------------------------
                                    Name:  Valdur Koha
                                    Title: President

                                    Software.com, Inc.
                                    525 Anacapa Street
                                    Santa Barbara, California 93101

                              SOFTWARE.COM, INC.

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT A


Donald M. Arnoudse               3 McKeever Drive
                                 Lexington, MA 02173

Larry S.Barels                   525 Anacapa Street
                                 Santa Barbara,CA 93101

Orion R. Barels                  525 Anacapa Street
                                 Santa Barbara, CA 93101

Tiare A. Barels                  525 Anacapa Street
                                 Santa Barbara,CA 93101

Daniel H. Bathon Jr.             222 Grove Street
                                 Lexington, MA 02173

J. Scott Benson                  18 Morse Lane
                                 Hopkinton, MA 01748

Anne N. Cuervo                   39 Sommerset Road
                                 Lexington, MA 02173

Robert Gauntt                    Goldman, Sachs & Company
                                 1000 Lousiana, #550
                                 Houston, TX 77002

Patricia E. Giencke              56 Madison Avenue
                                 Arlington, MA 02174

Bernard J. Haan                  23 Anthony Road
                                 Bedford, MA 01730

Eric R. Kanowsky                 525 Anacapa Street
                                 Santa Barbara, CA 93101

Steven E. Karlson                24 Deerfield Road
                                 Needham, MA 02192

Valdur Koha                      42 Rindge Avenue
                                 Lexington, MA 02173

Bryan P.Lockwood                 11 Roxanne Road
                                 Groton, MA 01450

John L. MacFarlane               525 Anacapa Street
                                 Santa Barbara, CA 93101

Greg McPhee                      401 East Victoria Street, Apt. #4
                                 Santa Barbara, CA 93101

Leopold E. O'Donnell             125 Coolidge Avenue #504
                                 Watertown, MA 02172

Glenn P. Parker                  186 Spring Street
                                 Lexington, MA 02173

John F. Poulack                  27 Waterville Drive
                                 Merrimack, NH 03054

Richard J. Rocaberte             1726 de la Vina, Apt. F
                                 Santa Barbara, CA 93101

Robert A. Shaheen                17040 Grand Bay Drive
                                 Boca Raton, FL 33496

Charles N. Stolper               761 Lowell Road
                                 Concord, MA 01742

John D. Thorne                   124 S. Cliffwood
                                 Los Angeles, CA 90049

Trent Whitehead                  525 Anacapa Street
                                 Santa Barbara, CA 93101

Mary Leland Wren                 76 Virginia Lane
                                 Montecito, CA 93108

Paul I.Wren III                  76 Virginia Lane
                                 Montecito, CA 93108

Ben-Liou Yao                     2 Tallard Road
                                 Westford, MA 01886

                              SOFTWARE.COM, INC.
                              ------------------

                              FIRST AMENDMENT TO
                              ------------------
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (the "FIRST AMENDMENT") is entered into as of the 27th day of June, 1996, by and among SOFTWARE.COM, INC., a California corporation (the "COMPANY"), and Banyan Systems Incorporated, a Massachusetts corporation (the "PURCHASER").

                                   RECITALS:

     WHEREAS the holders of the Company's Common Stock, possess certain
     -------
registration rights pursuant to that certain Registration Rights Agreement dated as of June 1, 1996, (the "REGISTRATION RIGHTS AGREEMENT"), by and among the Company and the holders of the Company's Common Stock listed in Exhibit A attached to the Registration Rights Agreement (the "SHAREHOLDERS");

     WHEREAS the Company is issuing an additional 1,361,187 shares of its Common
     -------
Stock (the "ADDITIONAL COMMON STOCK") pursuant to the Common Stock Purchase Agreement (the "AGREEMENT") of June 17, 1996 between the Company and the Purchaser.

     WHEREAS pursuant to the terms of the Agreement, the Company has agreed to
     -------
grant registration rights to the Purchaser with respect to the Additional Common Stock; and

     WHEREAS under Section 13 of the Registration Rights Agreement, the Company
     -------
and the holders of a majority of the Registerable Securities (as defined in Section 1 of the Registration Rights Agreement) may amend the Registration Rights Agreement to extend the registration rights granted under the Registration Rights Agreement to the Purchasers with respect to the Additional Common Stock.

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

XV. The Additional Common Stock will be considered "REGISTRABLE SECURITIES" as defined in Section 1 of the Registration Rights Agreement and as that term is used therein.

XVI. The Purchaser shall be considered a "HOLDER" as used in the Registration Rights Agreement.

XVII. This First Amendment shall be effective upon its execution by (i) the Company, (ii) holders of a majority of the Registerable Securities (as defined in Section 1 of the Registration Rights Agreement), and (iii) the Purchaser.

XVIII. In all other respects the Registration Rights Agreement shall continue in full force and effect without change.

XIX. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date set forth above.

                                   SOFTWARE.COM, INC.

                                   By: /s/ Valdur Koha
                                       ------------------------------------
                                       Valdur Koha
                                       President

                              SOFTWARE.COM, INC.
                              FIRST AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT


                          PURCHASER'S SIGNATURE PAGE

                                   Banyan Systems Incorporated

                                   /s/ Jeffrey D. Glidden
                                   --------------------------------------
                                   Jeffrey D. Glidden
                                   Senior Vice President
                                   Chief Financial Officer

                              SOFTWARE.COM, INC.
                              FIRST AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT


                          SHAREHOLDERS' SIGNATURE PAGE



                                   ______________________________________
                                   (Printed Name of Shareholder)


                                   /s/ Shareholder
                                   --------------------------------------
                                   (Signature)

                              SECOND AMENDMENT TO
                              -------------------
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the "SECOND AMENDMENT") is entered into as of the 27th day of September, 1996, by and among SOFTWARE.COM, INC., a California corporation (the "COMPANY"), and the shareholders of the Company signatory hereto (the "SHAREHOLDERS").

                                   RECITALS:

     WHEREAS, certain holders of the Company's common stock, no par value (the
     -------
"COMMON STOCK") possess specified registration rights pursuant to a Registration Rights Agreement dated as of June 1, 1996, as amended by First Amendment to Registration Rights Agreement dated June 27, 1996 (the "REGISTRATION RIGHTS AGREEMENT"), by and among the Company and the holders of the Company's Common Stock listed in Exhibit A attached to the Registration Rights Agreement; and

     WHEREAS, pursuant to the terms and conditions of that certain Series A
     -------
Stock Purchase Agreement (the "PURCHASE AGREEMENT") by and between the Company and AT&T Ventures ("PURCHASER"), the Company will, among other things, agree to sell, and Purchaser will agree to purchase a total of 1,587,302 shares of Series A Preferred Stock of the Company, no par value (the "PREFERRED STOCK"), at a purchase price of $3.15 per share for an aggregate purchase price of $5,000,000 (the "FINANCING"); and

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has
     -------
agreed to grant certain registration rights to Purchaser with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock; and

     WHEREAS, under Section XIII of the Registration Rights Agreement, the
     -------
Company and the holders of a majority of the Registrable Securities (as defined in Section I of the Registration Rights Agreement) may amend the Registration Rights Agreement to allow for the grant of additional registration rights to any shareholder of the Company; and

     WHEREAS, the Shareholders constitute a majority of the holders of the
     -------
Registrable Securities;

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

I. The Shareholders, acting as authorized under Section XIII of the Registration Rights Agreement, hereby consent to the grant of registration rights to Purchaser as contemplated by the Purchase Agreement and waive the restrictions imposed by Section IV of the Registration Rights Agreement with respect to such grant.

II. Such waiver and consent shall be effective only with respect to the immediate grant of registration rights to Purchaser as contemplated by the Purchase Agreement, and the provisions of the Registration Rights Agreement, including without limitation Section IV thereof, shall otherwise remain in full force and effect with respect to any proposed future grant of registration rights by the Company.

I    The Second Amendment shall be effective upon its execution by the Company and the Shareholders.

I. In all other respects the Registration Rights Agreement shall continue in full force and effect without change.

I. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date set forth above.

                                    SOFTWARE.COM, INC.

                                    By: /s/ Michael S. Bugdanowitz
                                        -----------------------------------
                                    Name: Michael S. Bugdanowitz
                                    Title: Secretary

                              SOFTWARE.COM, INC.
                              SECOND AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT


                         SHAREHOLDERS' SIGNATURE PAGE


                                   ______________________________________
                                   (Printed Name of Shareholder)



                                   /s/ Shareholder
                                   --------------------------------------
                                   (Signature)


                                   ______________________________________
                                   (Number of Registrable Securities)

                              SOFTWARE.COM, INC.
                              ------------------

                              THIRD AMENDMENT TO
                              ------------------
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the "THIRD AMENDMENT") is entered into as of February 3, 1997, by and among SOFTWARE.COM, INC., a California corporation (the "COMPANY"), and the shareholders of the Company signatory hereto (the "SHAREHOLDERS").

                                   RECITALS:

     WHEREAS, certain holders of the Company's common stock, no par value (the
     -------
"COMMON STOCK") possess specified registration rights pursuant to a Registration Rights Agreement dated as of June 1, 1996, as amended by First Amendment to Registration Rights Agreement dated June 26, 1996 (the "FIRST AMENDMENT") and by Second Amendment to Registration Rights Agreement dated September 27, 1996 (as amended, the "REGISTRATION RIGHTS AGREEMENT"), by and among the Company and the holders of the Common Stock listed in Exhibit A to the Registration Rights Agreement and the signature page to the First Amendment;

     WHEREAS, pursuant to the terms and conditions of that certain Series B
     -------
Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") by and between the Company and Cisco Systems, Inc. ("CISCO"), the Company will, among other things, agree to sell, and Purchaser will agree to purchase a total of 1,789,279 shares of Series B Preferred Stock of the Company, no par value (the "SERIES B PREFERRED"), at a purchase price of $4.15 per share for an aggregate purchase price of $7,425,508 (the "FINANCING");

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has
     -------
agreed to grant certain registration rights to Cisco with respect to the shares of Common Stock issuable upon conversion of the Series B Preferred;

     WHEREAS, under Sections XIII and IV of the Registration Rights Agreement,
     -------
the Company and the holders of a majority of the Registrable Securities (as defined in Section I of the Registration Rights Agreement) may amend the Registration Rights Agreement to allow for the grant of additional registration rights to any shareholder of the Company; and

     WHEREAS, the Shareholders constitute holders of a majority of the
     -------
Registrable Securities;

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

     I. The Shareholders, acting as authorized under Section XIII of the Registration Rights Agreement, hereby consent to the grant of registration rights to Cisco as contemplated by the Purchase Agreement and the Amended and Restated Registration Rights Agreement attached as

Exhibit B thereto (the "PREFERRED REGISTRATION RIGHTS AGREEMENT") and waive the restrictions imposed and entitlements granted by Section IV of the Registration Rights Agreement with respect to such grant.

     II. Such waiver and consent shall be effective only with respect to the immediate grant of registration rights to Purchaser as contemplated by the Purchase Agreement and the Preferred Registration Rights Agreement, and the provisions of the Registration Rights Agreement, including without limitation
Section IV thereof, shall otherwise remain in full force and effect with respect to any proposed future grant of registration rights by the Company.

     III This Third Amendment shall be effective upon its execution by the Company and the Shareholders.

     IV. In all other respects the Registration Rights Agreement shall continue in full force and effect without change.

     V. This Third Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the date set forth above.


                                    SOFTWARE.COM, INC.



                                    By:  /s/ John L. MacFarlane
                                       ----------------------------
                                    Name:    John L. MacFarlane
                                    Title:   Chief Executive Officer

                              SOFTWARE.COM, INC.
                              THIRD AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

                         SHAREHOLDERS' SIGNATURE PAGE



                                      __________________________________________
                                            (Printed Name of Shareholder)


                                      /s/ Shareholder
                                      ------------------------------------------
                                      (Signature)

                              SOFTWARE. COM, INC.


                              FOURTH AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT


     THIS AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this "Fourth Amendment") is entered into as of the __th day of August, 1997, by and among SOFTWARE.COM, INC., a California corporation (the "Company"), Jonathan D. Ives ("Ives"), Michael S. D'Errico ("D'Errico"), Arthur J. Rice ("Rice," and with Ives and D'Errico, the "Holders") and the shareholders of the Company signatory hereto (the "Shareholders").

                                   RECITALS:

     WHEREAS in connection with the merger (the "Merger") of Accordance Corporation, a Massachusetts corporation ("Accordance") with and into Software.com Acquisition, Inc., a Massachusetts corporation and wholly-owned subsidiary of the Company ("Merger Sub") pursuant to an Agreement and Plan of Merger dated as of May 17, 1996 by among the Company, Merger Sub and Accordance, each holder of the Company's common stock ("Common Stock") was to become a party to the Registration Rights Agreement dated as of June 1, 1996, as amended by First Amendment to Registration Rights Agreement dated June 26, 1996, Second Amendment to Registration Rights Agreement dated September 27, 1996 and Third Amendment to Registration Rights Agreement dated February 3, 1997 (as amended, the "Registration Rights Agreement"), by and among the Company and the holders of Common Stock listed in Exhibit A to the Registration Rights Agreement and the signature page to the First Amendment;

     WHEREAS the Holders were holders of Common Stock at the time of the Merger;

     WHEREAS the Holders have agreed to become parties to the Registration Rights Agreement;

     WHEREAS under Section XIII of the Registration Rights Agreement, the Company and the holders of a majority of the Registerable Securities (as defined in Section I of the Registration Rights Agreement) may amend the Registration Rights Agreement to add the Holders as parties; and

     WHEREAS the Shareholders constitute holders of a majority of the Registrable Securities;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

     I. All shares of Common Stock held by the Holders shall be considered "Registrable Securities" as defined in Section I of the Registration Rights Agreement and as that term is used therein.

     II. Each of the Holders shall be considered a "Holder" as used in the Registration Rights Agreement.

     III. This Fourth Amendment shall be effective upon its execution by (i) the Company, (ii) holders of a majority of the Registerable Securities (as defined in Section I of the Registration Rights Agreement), and (iii) the Holders.

     IV. In all other respects the Registration Rights Agreement shall continue in full force and effect without change.

     V. This Fourth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment as of the date set forth above.


                                    SOFTWARE.COM, INC.



                                    By:  /s/ John L. MacFarlane
                                       ------------------------------
                                    Name:    John L. MacFarlane
                                    Title:   Chief Executive Officer


                                    JONATHAN D. IVES



                                    By:  /s/ Jonathan D. Ives
                                       ------------------------------
                                         Jonathan D. Ives


                                    MICHAEL S. D'ERRICO



                                    By:  /s/ Michael S. D'Errico
                                       ------------------------------
                                         Michael S. D'Errico


                                    ARTHUR J. RICE



                                    By:  /s/ Arthur J. Rice
                                       ------------------------------
                                         Arthur J. Rice

                              SOFTWARE.COM, INC.
                              FOURTH AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

                         SHAREHOLDERS' SIGNATURE PAGE



                                        ________________________________________
                                        (Printed Name of Shareholder)


                                        /s/ Shareholder
                                        ----------------------------------------
                                        (Signature)

                              SOFTWARE.COM, INC.
                              ------------------

                              FIFTH AMENDMENT TO
                              ------------------
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS FIFTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "FIFTH AMENDMENT") is entered into as of August 4, 1998, by and among SOFTWARE.COM, INC., a California corporation (the "COMPANY"), and the shareholders of the Company signatory hereto (the "SHAREHOLDERS").

                                   RECITALS:

     WHEREAS, certain holders of the Company's common stock, no par value (the "COMMON STOCK") possess specified registration rights pursuant to a Registration Rights Agreement dated as of June 1, 1996, as amended by (i) First Amendment to Registration Rights Agreement dated June 26, 1996 (the "FIRST AMENDMENT"), (ii) Second Amendment to Registration Rights Agreement dated September 27, 1996,
(iii) Third Amendment to Registration Rights Agreement dated February 3, 1997 (the "THIRD AMENDMENT") and (iv) Fourth Amendment to Registration Rights Agreement dated September 12, 1997 (the "FOURTH AMENDMENT") (as amended, the "REGISTRATION RIGHTS AGREEMENT") by and among the Company and the holders of Common Stock listed in Exhibit A to the Registration Rights Agreement and the signature pages to the First Amendment, the Third Amendment and the Fourth Amendment;

     WHEREAS, pursuant to the Series B Preferred Stock Purchase Agreement dated August ___, 1998 (the "PURCHASE AGREEMENT") by and between the Company and Cisco Systems, Inc. ("CISCO"), the Company will, among other things, agree to sell, and Cisco will agree to purchase a total of 1,329,781 shares of Series B Preferred Stock of the Company, no par value (the "SERIES B PREFERRED"), at a purchase price of $5.15 per share for an aggregate purchase price of $6,848,370 (the "FINANCING");

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has agreed to grant certain registration rights to Cisco with respect to the shares of Common Stock issuable upon conversion of the Series B Preferred;

     WHEREAS, under Sections XIII and IV of the Registration Rights Agreement, the Company and the holders of a majority of the Registrable Securities (as defined in Section I of the Registration Rights Agreement) may amend the Registration Rights Agreement to allow for the grant of additional registration rights to any shareholder of the Company; and

     WHEREAS, the Shareholders constitute holders of a majority of the Registrable Securities;

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

     I. The Shareholders, acting as authorized under Section XIII of the Registration Rights Agreement, hereby consent to the grant of additional registration rights to Cisco as contemplated by the Purchase Agreement and the First Amendment to Amended and Restated Registration Rights Agreement attached as Exhibit B thereto (the "PREFERRED REGISTRATION RIGHTS AMENDMENT"), and waive the restrictions imposed and entitlements granted by Section IV of the Registration Rights Agreement with respect to such grant.

     II. Such waiver and consent shall be effective only with respect to the immediate grant of registration rights to Cisco as contemplated by the Purchase Agreement and the Preferred Registration Rights Amendment, and the provisions of the Registration Rights Agreement, including without limitation Section IV thereof, shall otherwise remain in full force and effect with respect to any proposed future grant of registration rights by the Company.

     III. This Fifth Amendment shall be effective upon its execution by the Company and the Shareholders.

     IV. In all other respects the Registration Rights Agreement shall continue in full force and effect without change.

     V. This Fifth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Fifth Amendment as of the date set forth above.


                                           SOFTWARE.COM, INC.



                                           By:    /s/ John L. MacFarlane
                                                ------------------------------
                                           Name:  John L. MacFarlane
                                           Title:  Chief Executive Officer

                              SOFTWARE.COM, INC.
                              FIFTH AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

                         SHAREHOLDERS' SIGNATURE PAGE




                                        ________________________________________
                                        (Printed Name of Shareholder)



                                              /s/ Shareholder
                                        ----------------------------------------
                                        (Signature)

                              SOFTWARE.COM, INC.

                              SIXTH AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

     THIS SIXTH AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "SIXTH AMENDMENT") is entered into as of March 29, 1999, by and among SOFTWARE.COM, INC., a California corporation (the "COMPANY"), and the shareholders of the Company signatory hereto (the "SHAREHOLDERS").

                                   RECITALS:

     WHEREAS, certain holders of the Company's common stock, no par value (the "COMMON STOCK") possess specified registration rights pursuant to a Registration Rights Agreement dated as of June 1, 1996, as amended by (i) First Amendment to Registration Rights Agreement dated June 26, 1996 (the "FIRST AMENDMENT"), (ii) Second Amendment to Registration Rights Agreement dated September 27, 1996,
(iii) Third Amendment to Registration Rights Agreement dated February 3, 1997 (the "THIRD AMENDMENT"), (iv) Fourth Amendment to Registration Rights Agreement dated September 12, 1997 (the "FOURTH AMENDMENT") and (v) Fifth Amendment to Registration Rights Agreement dated August 4, 1998 (the "FIFTH AMENDMENT") (as amended, the "REGISTRATION RIGHTS AGREEMENT"), by and among the Company and the holders of the Common Stock listed in Exhibit A to the Registration Rights Agreement and the signature pages to the First Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment;

     WHEREAS, pursuant to the terms and conditions of the Series D Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") by and between the Company and Hewlett-Packard Company ("HP"), the Company will, among other things, agree to sell, and HP will agree to purchase a total of 1,626,016 shares of Series D Preferred Stock of the Company, no par value (the "SERIES D PREFERRED"), at a purchase price of $6.15 per share for an aggregate purchase price of $9,999,998.40 (the "FINANCING");

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has agreed to grant certain registration rights to HP with respect to the shares of Common Stock issuable upon conversion of the Series D Preferred;

     WHEREAS, under Sections XIII and IV of the Registration Rights Agreement, the Company and the holders of a majority of the Registrable Securities (as defined in Section I of the Registration Rights Agreement) may amend the Registration Rights Agreement to allow for the grant of additional registration rights to any shareholder of the Company; and

     WHEREAS, the Shareholders hold of a majority of the Registrable Securities;

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties hereby agree as follows:

     I. The Shareholders, acting as authorized under Section XIII of the Registration Rights Agreement, hereby consent to the grant of registration rights to HP as contemplated by the Purchase Agreement and the Second Amendment to Amended and Restated Registration Rights Agreement attached as Exhibit B thereto (the "PREFERRED REGISTRATION RIGHTS AGREEMENT"), and waive the restrictions imposed and entitlements granted by Section IV of the Registration Rights Agreement with respect to such grant.

     II. Such waiver and consent shall be effective only with respect to the immediate grant of registration rights to Purchaser as contemplated by the Purchase Agreement and the Preferred Registration Rights Agreement, and the provisions of the Registration Rights Agreement, including without limitation
Section IV thereof, shall otherwise remain in full force and effect with respect to any proposed future grant of registration rights by the Company.

     III This Sixth Amendment shall be effective upon its execution by the Company and the Shareholders.

     IV. In all other respects the Registration Rights Agreement shall continue in full force and effect without change.

     V. This Sixth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Sixth Amendment as of the date set forth above.


                                    SOFTWARE.COM, INC.



                                    By:  /s/ John L. MacFarlane
                                         --------------------------------
                                    Name:    John L. MacFarlane
                                    Title:   Chief Executive Officer

                              SOFTWARE.COM, INC.

                              SIXTH AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

                         SHAREHOLDERS' SIGNATURE PAGE



                                        ________________________________________
                                              (Printed Name of Shareholder)


                                        /s/ Shareholder
                                        ----------------------------------------
                                        (Signature)